KEYCORP REPORTS SECOND QUARTER 2019 NET INCOME OF $403 MILLION,
OR $.40 PER COMMON SHARE

2Q19 results included a net impact of $.04 per common share from notable items, primarily related to efficiency initiative expenses

Positive trends in core businesses: solid balance sheet growth and momentum in fee-based businesses

Disciplined expense management with cash efficiency ratio of 61.9%, excluding notable items 58.7%

Strong credit quality: net loan charge-offs to average total loans of .29%

CLEVELAND, July 23, 2019 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $403 million, or $.40 per common share for the second quarter of 2019, compared to $386 million, or $.38 per common share, for the first quarter of 2019 and $464 million, or $.44 per common share, for the second quarter of 2018. Key’s second quarter 2019 results included
$.04 per common share of notable items, primarily related to efficiency initiative expenses. Key's results in the first quarter of 2019 and the second quarter of 2018 also included notable items; additional detail can be found on page 24 of this release.

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Income (loss) from continuing operations attributable to Key common shareholders	$403	$386	$464	4.4%	(13.1)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.40	.38	.44	5.3	(9.1)
Return on average tangible common equity from continuing operations (a)	13.69%	13.69%	16.73%	N/A	N/A
Return on average total assets from continuing operations	1.19	1.18	1.41	N/A	N/A
Common Equity Tier 1 ratio (b)	9.60	9.81	10.13	N/A	N/A
Book value at period end	$15.07	$14.31	$13.29	5.3%	13.4%
Net interest margin (TE) from continuing operations	3.06%	3.13%	3.19%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	6/30/19 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Net interest income (TE)	$989	$985	$987.4%		.2%
Noninterest income	622	536	660	16.0	(5.8)
Total revenue	$1,611	$1,521	$1,647	5.9%	(2.2)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $989 million for the second quarter of 2019, compared to taxable-equivalent net interest income of $987 million for the second quarter of 2018. The increase in net interest income reflects the benefit from higher earning asset balances and higher interest rates, partially offset by a lower net interest margin, driven by an elevated level of liquidity, higher interest-bearing deposit costs, lower loan fees, and a continued decline in purchase accounting accretion. Second quarter 2019 net interest income included $17 million of purchase accounting accretion, a decline of $11 million from the second quarter of 2018.

Compared to the first quarter of 2019, taxable-equivalent net interest income increased by $4 million. The increase was driven by higher earning asset balances and one additional day in the quarter. These benefits were partially offset by a decline in net interest margin, driven by an elevated level of liquidity, reflecting higher short-term deposits and higher interest-bearing deposit costs, as well as a decline in purchase accounting accretion of $5 million from the first quarter.

Key’s noninterest income was $622 million for the second quarter of 2019, compared to $660 million for the year-ago quarter and $536 million in the prior quarter. The year-ago quarter included notable items with a net impact of $36 million from the sale of Key Insurance and Benefit Services, included in other income, and a residual loss on an operating lease. There were no notable noninterest income items in the current and prior quarters.

Excluding notable items, noninterest income declined $2 million from the year-ago period. The decline reflects the sale of Key Insurance and Benefit Services, which resulted in a year-over-year reduction in trust and investment services income. Offsetting the decline was growth in investment banking and debt placement fees of $8 million and higher consumer mortgage income.

Compared to the first quarter of 2019, noninterest income increased by $86 million, due to growth in investment banking and debt placement fees, trust and investment services income, operating lease income, and cards and payments. Consumer mortgage and mortgage servicing fees increased from the prior quarter, primarily related to the growth in our residential mortgage business.

Noninterest Income

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Trust and investment services income	$122	$115	$128	6.1%	(4.7)%
Investment banking and debt placement fees	163	110	155	48.2	5.2
Service charges on deposit accounts	83	82	91	1.2	(8.8)
Operating lease income and other leasing gains	44	37	(6)	18.9	N/M
Corporate services income	53	55	61	(3.6)	(13.1)
Cards and payments income	73	66	71	10.6	2.8
Corporate-owned life insurance income	33	32	32	3.1	3.1
Consumer mortgage income	10	8	7	25.0	42.9
Mortgage servicing fees	24	21	22	14.3	9.1
Other income	17	10	99	70.0	(82.8)
Total noninterest income	$622	$536	$660	16.0%	(5.8)%

Noninterest Expense

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Personnel expense	$589	$563	$586	4.6%	.5%
Nonpersonnel expense	430	400	407	7.5	5.7
Total noninterest expense	$1,019	$963	$993	5.8%	2.6%

Key’s noninterest expense was $1.0 billion for the second quarter of 2019, compared to $993 million in the year-ago quarter and $963 million in the prior quarter. The second quarter of 2019 included notable items of $52 million, which were efficiency-related expenses, primarily personnel related. The year-ago quarter and prior quarter both included notable items, primarily efficiency-related expenses, which were $27 million and $26 million, respectively.

Excluding notable items, noninterest expense increased by $1 million from the year-ago period, reflecting the impact of Key’s acquisition of Laurel Road in April 2019, offset by the successful implementation of Key's expense initiatives. The change also reflected an increase in charitable contributions and volume-driven expenses, which were partially offset by the elimination of the FDIC surcharge.

Excluding notable items, noninterest expense increased $30 million from the prior quarter, due to an increase in salaries and incentive compensation, a higher operating lease expense, and seasonally higher marketing costs; many of the increases reflected the impact of the Laurel Road acquisition. These expenses were partially offset by a seasonal decline in employee benefits expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Commercial and industrial (a)	$47,227	$45,998	$45,030	2.7%	4.9%
Other commercial loans	19,765	20,383	20,394	(3.0)	(3.1)
Total consumer loans	23,793	23,268	23,220	2.3	2.5
Total loans	$90,785	$89,649	$88,644	1.3%	2.4%

(a)
Commercial and industrial average loan balances include $141 million, $133 million, and $126 million of assets from commercial credit cards at June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

Average loans were $90.8 billion for the second quarter of 2019, an increase of $2.1 billion compared to the second quarter of 2018. Commercial loans increased $1.6 billion, reflecting broad-based growth in commercial and industrial loans, partially offset by declines in commercial mortgage and construction loans. Consumer loans increased $573 million, driven by solid growth from Laurel Road, residential mortgage loans, and indirect auto lending. Home equity loans declined $900 million, largely the result of continued paydowns in home equity lines of credit.

Compared to the first quarter of 2019, average loans increased by $1.1 billion, driven by solid growth in commercial and industrial loans, partly offset by declines in commercial mortgage and construction loans. Consumer loans increased $525 million from the prior quarter, as growth from Laurel Road and residential mortgage loans more than offset the decline in home equity loans. Laurel Road loan originations were over $400 million for the quarter.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Average Deposits

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Non-time deposits	$95,885	$93,699	$91,538	2.3%	4.7%
Certificates of deposit ($100,000 or more)	8,147	8,376	7,516	(2.7)	8.4
Other time deposits	5,569	5,501	4,949	1.2	12.5
Total deposits	$109,601	$107,576	$104,003	1.9%	5.4%

Cost of total deposits	.82%	.76%	.43%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $109.6 billion for the second quarter of 2019, an increase of $5.6 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships.

Compared to the first quarter of 2019, average deposits increased by $2 billion, primarily driven by continued growth from consumer and commercial relationships, as well as short-term deposits.

ASSET QUALITY

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Net loan charge-offs	$65	$64	$60	1.6%	8.3%
Net loan charge-offs to average total loans	.29%	.29%	.27%	N/A	N/A
Nonperforming loans at period end (a)	$561	$548	$545	2.4	2.9
Nonperforming assets at period end (a)	608	597	571	1.8	6.5
Allowance for loan and lease losses	890	883	887.8		.3
Allowance for loan and lease losses to nonperforming loans (a)	158.6%	161.1%	162.8%	N/A	N/A
Provision for credit losses	$74	$62	$64	19.4%	15.6%

(a)	Nonperforming loan balances exclude $518 million, $551 million, and $629 million of purchased credit impaired loans at June 30, 2019, March 31, 2019, and June 30, 2018, respectively.
N/A = Not Applicable

Key’s provision for credit losses was $74 million for the second quarter of 2019, compared to $64 million for the second quarter of 2018 and $62 million for the first quarter of 2019. Key’s allowance for loan and lease losses was $890 million, or .97% of total period-end loans at June 30, 2019, compared to 1.01% at June 30, 2018, and .98% at March 31, 2019.

Net loan charge-offs for the second quarter of 2019 totaled $65 million, or .29% of average total loans. These results compare to $60 million, or .27%, for the second quarter of 2018, and $64 million, or .29%, for the first quarter of 2019.

At June 30, 2019, Key’s nonperforming loans totaled $561 million, which represented .61% of period-end portfolio loans. These results compare to .62% at June 30, 2018, and .61% at March 31, 2019. Nonperforming assets at June 30, 2019, totaled $608 million, and represented .66% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .65% at June 30, 2018, and .66% at March 31, 2019.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2019.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Capital Ratios

	6/30/2019	3/31/2019	6/30/2018
Common Equity Tier 1 (a)	9.60%	9.81%	10.13%
Tier 1 risk-based capital (a)	11.05	10.94	10.95
Total risk based capital (a)	13.07	12.98	12.83
Tangible common equity to tangible assets (b)	8.59	8.43	8.32
Leverage (a)	10.02	9.89	9.87

(a)	6/30/2019 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the second quarter of 2019. As shown in the preceding table, at June 30, 2019, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.60% and 11.05%, respectively. Key's tangible common equity ratio was 8.59% at June 30, 2019.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.53% at June 30, 2019. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Shares outstanding at beginning of period	1,013,186	1,019,503	1,064,939	(.6)%	(4.9)%
Open market repurchases and return of shares under employee compensation plans	(10,412)	(11,791)	(6,259)	(11.7)	66.4
Shares issued under employee compensation plans (net of cancellations)	340	5,474	264	(93.8)	28.8
Shares outstanding at end of period	1,003,114	1,013,186	1,058,944	(1.0)%	(5.3)%

Consistent with Key's 2018 Capital Plan, during the second quarter of 2019, Key declared a dividend of $.17 per common share and completed $180 million of common share repurchases. These repurchases included $179 million of common share repurchases in the open market and $1 million of share repurchases related to employee equity compensation programs.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Major Business Segments

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Revenue from continuing operations (TE)
Consumer Bank	$825	$805	$810	2.5%	1.9%
Commercial Bank	759	701	721	8.3	5.3
Other (a)	27	15	116	80.0	(76.7)%
Total	$1,611	$1,521	$1,647	5.9%	(2.2)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$172	$161	$155	6.8%	11.0%
Commercial Bank	283	257	256	10.1	10.5
Other (a)	(30)	(11)	71	N/M	N/M
Total	$425	$407	$482	4.4%	(11.8)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Summary of operations
Net interest income (TE)	$594	$591	$574.5%		3.5%
Noninterest income	231	214	236	7.9	(2.1)
Total revenue (TE)	825	805	810	2.5	1.9
Provision for credit losses	40	45	39	(11.1)	2.6
Noninterest expense	560	548	569	2.2	(1.6)
Income (loss) before income taxes (TE)	225	212	202	6.1	11.4
Allocated income taxes (benefit) and TE adjustments	53	51	47	3.9	12.8
Net income (loss) attributable to Key	$172	$161	$155	6.8%	11.0%

Average balances
Loans and leases	$31,881	$31,321	$31,276	1.8%	1.9%
Total assets	35,469	34,732	34,495	2.1	2.8
Deposits	72,303	71,288	68,279	1.4	5.9

Assets under management at period end	$38,942	$38,742	$39,663.5%		(1.8)%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Additional Consumer Bank Data

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Noninterest income
Trust and investment services income	$91	$85	$91	7.1%	—
Service charges on deposit accounts	56	53	62	5.7	(9.7)%
Cards and payments income	54	48	52	12.5	3.8
Other noninterest income	30	28	31	7.1	(3.2)
Total noninterest income	$231	$214	$236	7.9%	(2.1)%

Average deposit balances
NOW and money market deposit accounts	$42,800	$42,261	$40,231	1.3%	6.4%
Savings deposits	4,506	4,524	4,883	(.4)	(7.7)
Certificates of deposit ($100,000 or more)	6,644	6,393	5,026	3.9	32.2
Other time deposits	5,549	5,484	4,929	1.2	12.6
Noninterest-bearing deposits	12,804	12,626	13,210	1.4	(3.1)
Total deposits	$72,303	$71,288	$68,279	1.4%	5.9%

Home equity loans
Average balance	$10,618	$10,905	$11,496
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	60	60	60

Other data
Branches	1,102	1,158	1,177
Automated teller machines	1,430	1,502	1,537

Consumer Bank Summary of Operations (2Q19 vs. 2Q18)

•	Net income of $172 million for the second quarter of 2019, compared to $155 million for the year-ago quarter

•	Taxable-equivalent net interest income increased by $20 million, or 3.5%, from the second quarter of 2018. The increase in net interest income was primarily driven by balance sheet growth

•
Average loans and leases increased $605 million, or 1.9%. This was driven by Laurel Road and strength in residential mortgage and indirect auto lending. This growth was partially offset by an $878 million, or 7.6%, decrease in home equity balances

•	Average deposits increased $4.0 billion, or 5.9%, from the second quarter of 2018. This was driven by growth in money market and certificates of deposit, reflecting Key’s relationship strategy

•	Provision for credit losses increased $1 million compared to the second quarter of 2018, as credit quality remained stable

•	Noninterest income decreased $5 million, or 2.1%, from the year-ago quarter driven by lower service charges on deposit accounts

•
Noninterest expense decreased $9 million, or 1.6%, from the year-ago quarter. The decline reflects the benefit of efficiency initiatives, strong expense discipline, and the elimination of the FDIC quarterly surcharge. The decline in expense was partially offset by expenses related to the acquisition of Laurel Road

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Commercial Bank

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Summary of operations
Net interest income (TE)	$405	$402	$418.7%		(3.1)%
Noninterest income	354	299	303	18.4	16.8
Total revenue (TE)	759	701	721	8.3	5.3
Provision for credit losses	33	16	25	106.3	32.0
Noninterest expense	381	364	391	4.7	(2.6)
Income (loss) before income taxes (TE)	345	321	305	7.5	13.1
Allocated income taxes and TE adjustments	62	64	49	(3.1)	26.5
Net income (loss) attributable to Key	$283	$257	$256	10.1%	10.5%

Average balances
Loans and leases	$57,924	$57,292	$56,175	1.1%	3.1%
Loans held for sale	1,168	1,066	1,301	9.6	(10.2)
Total assets	65,907	64,898	63,948	1.6	3.1
Deposits	35,961	34,418	33,169	4.5%	8.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 2Q19 vs.
	2Q19	1Q19	2Q18	1Q19	2Q18
Noninterest income
Trust and investment services income	$31	$30	$30	3.3%	3.3%
Investment banking and debt placement fees	163	111	155	46.8	5.2
Operating lease income and other leasing gains	43	37	(8)	16.2	(637.5)

Corporate services income	50	48	53	4.2	(5.7)
Service charges on deposit accounts	27	27	28	—	(3.6)
Cards and payments income	17	18	16	(5.6)	6.3
Payments and services income	94	93	97	1.1	(3.1)

Mortgage servicing fees	20	17	19	17.6	5.3
Other noninterest income	4	12	10	(66.7)	(60.0)
Total noninterest income	$355	$300	$303	18.3%	17.2%

N/M = Not Meaningful

Commercial Bank Summary of Operations (2Q19 vs. 2Q18)

•	Net income attributable to Key of $283 million for the second quarter of 2019, compared to $256 million for the year-ago quarter

•	Taxable-equivalent net interest income decreased by $13 million, or 3.1%, compared to the second quarter of 2018, driven by lower purchase accounting accretion and loan spread compression

•	Average loan and lease balances increased $1.7 billion, or 3.1%, compared to the second quarter of 2018 driven by broad-based growth in commercial and industrial loans

•	Average deposit balances increased $2.8 billion, or 8.4%, compared to the second quarter of 2018, driven by growth in core deposits and short-term transactional deposits

•	Provision for credit losses increased $8 million compared to the second quarter of 2018, driven by loan growth. Credit quality remained stable compared to the second quarter of 2018

•
Noninterest income increased $51 million, or 16.8%, from the prior year. The year-ago quarter included a notable item of $42 million related to a residual loss on an operating lease. Investment banking and debt placement fees increased $8 million, or 5.2%, from the prior year, primarily related to strength in loan syndication fees

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

•
Noninterest expense decreased by $10 million, or 2.6%, from the second quarter of 2018. The decline reflects the benefit of efficiency initiatives, strong expense discipline, and the elimination of the FDIC quarterly surcharge

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $144.5 billion at June 30, 2019.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Emily J. Mills	Tracy Pesho
216.689.7781	216.471.2825
emills@key.com	Tracy_Pesho@KeyBank.com

Melanie S. Kaiser	Twitter: @keybank
216.689.4545
Melanie_S_Kaiser@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2018, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on Tuesday, July 23, 2019. An audio replay of the call will be available through August 2, 2019.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

KeyCorp
Second Quarter 2019
Financial Supplement

Page
11	Financial Highlights
13	GAAP to Non-GAAP Reconciliation
15	Consolidated Balance Sheets
16	Consolidated Statements of Income
17	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2019	3/31/2019	6/30/2018
Summary of operations
Net interest income (TE)	$989	$985	$987
Noninterest income	622	536	660
Total revenue (TE)	1,611	1,521	1,647
Provision for credit losses	74	62	64
Noninterest expense	1,019	963	993
Income (loss) from continuing operations attributable to Key	423	406	479
Income (loss) from discontinued operations, net of taxes (a)	2	1	3
Net income (loss) attributable to Key	425	407	482

Income (loss) from continuing operations attributable to Key common shareholders	403	386	464
Income (loss) from discontinued operations, net of taxes (a)	2	1	3
Net income (loss) attributable to Key common shareholders	405	387	467

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.40	$.38	$.44
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.40	.38	.44

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.40	.38	.44
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.40	.38	.44

Cash dividends declared	.17	.17	.12
Book value at period end	15.07	14.31	13.29
Tangible book value at period end	12.12	11.55	10.59
Market price at period end	17.75	15.75	19.54

Performance ratios
From continuing operations:
Return on average total assets	1.19%	1.18%	1.41%
Return on average common equity	10.94	10.98	13.29
Return on average tangible common equity (c)	13.69	13.69	16.73
Net interest margin (TE)	3.06	3.13	3.19
Cash efficiency ratio (c)	61.9	61.9	58.8

From consolidated operations:
Return on average total assets	1.19%	1.17%	1.40%
Return on average common equity	11.00	11.01	13.37
Return on average tangible common equity (c)	13.75	13.72	16.84
Net interest margin (TE)	3.05	3.12	3.17
Loan to deposit (d)	86.1	85.1	86.9

Capital ratios at period end
Key shareholders’ equity to assets	11.74%	11.25%	10.96%
Key common shareholders’ equity to assets	10.46	10.25	10.21
Tangible common equity to tangible assets (c)	8.59	8.43	8.32
Common Equity Tier 1 (e)	9.60	9.81	10.13
Tier 1 risk-based capital (e)	11.05	10.94	10.95
Total risk-based capital (e)	13.07	12.98	12.83
Leverage (e)	10.02	9.89	9.87

Asset quality — from continuing operations
Net loan charge-offs	$65	$64	$60
Net loan charge-offs to average loans	.29%	.29%	.27%
Allowance for loan and lease losses	$890	$883	$887
Allowance for credit losses	954	945	945
Allowance for loan and lease losses to period-end loans	.97%	.98%	1.01%
Allowance for credit losses to period-end loans	1.04	1.05	1.07
Allowance for loan and lease losses to nonperforming loans (f)	158.6	161.1	162.8
Allowance for credit losses to nonperforming loans (f)	170.1	172.4	173.4
Nonperforming loans at period-end (f)	$561	$548	$545
Nonperforming assets at period-end (f)	608	597	571
Nonperforming loans to period-end portfolio loans (f)	.61%	.61%	.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.66	.66	.65

Trust assets
Assets under management	$38,942	$38,742	$39,663

Other data
Average full-time equivalent employees	17,206	17,554	18,376
Branches	1,102	1,158	1,177

Taxable-equivalent adjustment	$8	$8	$8

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Six months ended
	6/30/2019	6/30/2018
Summary of operations
Net interest income (TE)	$1,974	$1,939
Noninterest income	1,158	1,261
Total revenue (TE)	3,132	3,200
Provision for credit losses	136	125
Noninterest expense	1,982	1,999
Income (loss) from continuing operations attributable to Key	829	895
Income (loss) from discontinued operations, net of taxes (a)	3	5
Net income (loss) attributable to Key	832	900

Income (loss) from continuing operations attributable to Key common shareholders	$789	$866
Income (loss) from discontinued operations, net of taxes (a)	3	5
Net income (loss) attributable to Key common shareholders	792	871

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.79	$.82
Income (loss) from discontinued operations, net of taxes (a)	—	—
Net income (loss) attributable to Key common shareholders (b)	.79	.82

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.78	.81
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.78	.81

Cash dividends paid	.34	.225

Performance ratios
From continuing operations:
Return on average total assets	1.18%	1.33%
Return on average common equity	10.96	12.53
Return on average tangible common equity (c)	13.69	15.82
Net interest margin (TE)	3.10	3.17
Cash efficiency ratio (c)	61.9	60.8

From consolidated operations:
Return on average total assets	1.18%	1.33%
Return on average common equity	11.01	12.60
Return on average tangible common equity (c)	13.74	15.91
Net interest margin (TE)	3.08	3.15

Asset quality — from continuing operations
Net loan charge-offs	$129	$114
Net loan charge-offs to average total loans	.29%	.26%

Other data
Average full-time equivalent employees	17,379	18,458

Taxable-equivalent adjustment	16	16

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	June 30, 2019, ratio is estimated.

(f)	Nonperforming loan balances exclude $518 million, $551 million, and $629 million of purchased credit impaired loans at June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” “cash efficiency ratio” and "cash efficiency ratio excluding notable items."

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, including the impact of tax reform and related actions, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$16,969	$15,924	$15,100
Less: Intangible assets (a)	2,952	2,804	2,858
Preferred Stock (b)	1,856	1,421	1,009
Tangible common equity (non-GAAP)	$12,161	$11,699	$11,233
Total assets (GAAP)	$144,545	$141,515	$137,792
Less: Intangible assets (a)	2,952	2,804	2,858
Tangible assets (non-GAAP)	$141,593	$138,711	$134,934
Tangible common equity to tangible assets ratio (non-GAAP)	8.59%	8.43%	8.32%
Pre-provision net revenue
Net interest income (GAAP)	$981	$977	$979	$1,958	$1,923
Plus: Taxable-equivalent adjustment	8	8	8	16	16
Noninterest income	622	536	660	1,158	1,261
Less: Noninterest expense	1,019	963	993	1,982	1,999
Pre-provision net revenue from continuing operations (non-GAAP)	$592	$558	$654	$1,150	$1,201
Average tangible common equity
Average Key shareholders' equity (GAAP)	$16,531	$15,702	$15,032	$16,119	$14,961
Less: Intangible assets (average) (c)	2,959	2,813	2,883	2,886	2,899
Preferred stock (average)	1,762	1,450	1,025	1,607	1,025
Average tangible common equity (non-GAAP)	$11,810	$11,439	$11,124	$11,626	$11,037
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$403	$386	$464	$789	$866
Average tangible common equity (non-GAAP)	11,810	11,439	11,124	11,626	11,037

Return on average tangible common equity from continuing operations (non-GAAP)	13.69%	13.69%	16.73%	13.69%	15.82%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$405	$387	$467	$792	$871
Average tangible common equity (non-GAAP)	11,810	11,439	11,124	11,626	11,037

Return on average tangible common equity consolidated (non-GAAP)	13.75%	13.72%	16.84%	13.74%	15.91%
Cash efficiency ratio
Noninterest expense (GAAP)	$1,019	$963	$993	$1,982	$1,999
Less: Intangible asset amortization	22	22	25	44	54
Adjusted noninterest expense (non-GAAP)	$997	$941	$968	$1,938	$1,945
Less: Notable items (d)	52	26	27	78	27
Adjusted noninterest expense excluding notable items (non-GAAP)	$945	$915	$941	$1,860	$1,918

Net interest income (GAAP)	$981	$977	$979	$1,958	$1,923
Plus: Taxable-equivalent adjustment	8	8	8	16	16
Noninterest income	622	536	660	1,158	1,261
Total taxable-equivalent revenue (non-GAAP)	$1,611	$1,521	$1,647	$3,132	$3,200
Plus: Notable items (d)	—	—	(36)	—	(36)
Adjusted total taxable-equivalent revenue excluding notable items (non-GAAP)	$1,611	$1,521	$1,611	$3,132	$3,164

Cash efficiency ratio (non-GAAP)	61.9%	61.9%	58.8%	61.9%	60.8%

Cash efficiency ratio excluding notable items (non-GAAP)	58.7%	60.2%	58.4%	59.4%	60.6%

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
6/30/2019
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,283
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$12,283

Net risk-weighted assets under current RCR	$127,912
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)	822
Deferred tax assets	165
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$128,899

Common Equity Tier 1 ratio under the fully phased-in RCR (f)	9.53%

(a)
For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, intangible assets exclude $10 million, $12 million, and $20 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, average intangible assets exclude $11 million, $13 million, and $21 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2019, and June 30, 2018, average intangible assets exclude $12 million and $23 million, respectively, of average purchase credit card receivables.

(d)	Additional detail provided in Notable Items table on page 24 of this release.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 25% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Consolidated Balance Sheets
(dollars in millions)

	6/30/2019	3/31/2019	6/30/2018
Assets
Loans	$91,937	$90,178	$88,222
Loans held for sale	1,790	894	1,418
Securities available for sale	21,528	20,854	17,367
Held-to-maturity securities	10,878	11,234	12,277
Trading account assets	1,005	979	833
Short-term investments	2,443	2,511	2,646
Other investments	632	646	709
Total earning assets	130,213	127,296	123,472
Allowance for loan and lease losses	(890)	(883)	(887)
Cash and due from banks	607	611	784
Premises and equipment	829	849	892
Goodwill	2,664	2,516	2,516
Other intangible assets	298	300	361
Corporate-owned life insurance	4,201	4,184	4,147
Accrued income and other assets	5,633	5,596	5,285
Discontinued assets	990	1,046	1,222
Total assets	$144,545	141,515	137,792

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$63,619	$61,380	$55,059
Savings deposits	4,747	4,839	6,199
Certificates of deposit ($100,000 or more)	8,084	8,396	7,547
Other time deposits	5,524	5,573	4,943
Total interest-bearing deposits	81,974	80,188	73,748
Noninterest-bearing deposits	27,972	27,987	30,800
Total deposits	109,946	108,175	104,548
Federal funds purchased and securities sold under repurchase agreements	161	266	1,667
Bank notes and other short-term borrowings	720	679	639
Accrued expense and other liabilities	2,435	2,301	1,983
Long-term debt	14,312	14,168	13,853
Total liabilities	127,574	125,589	122,690

Equity
Preferred stock	1,900	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,266	6,259	6,315
Retained earnings	12,005	11,771	10,970
Treasury stock, at cost	(4,457)	(4,283)	(3,382)
Accumulated other comprehensive income (loss)	(2)	(530)	(1,085)
Key shareholders’ equity	16,969	15,924	15,100
Noncontrolling interests	2	2	2
Total equity	16,971	15,926	15,102
Total liabilities and equity	$144,545	$141,515	$137,792

Common shares outstanding (000)	1,003,114	1,013,186	1,058,944

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Interest income
Loans	$1,082	$1,066	$1,000	$2,148	$1,940
Loans held for sale	15	13	16	28	28
Securities available for sale	135	129	97	264	192
Held-to-maturity securities	67	68	72	135	141
Trading account assets	9	8	7	17	14
Short-term investments	17	16	8	33	16
Other investments	4	4	5	8	11
Total interest income	1,329	1,304	1,205	2,633	2,342
Interest expense
Deposits	223	202	112	425	203
Federal funds purchased and securities sold under repurchase agreements	—	1	5	1	9
Bank notes and other short-term borrowings	5	4	7	9	13
Long-term debt	120	120	102	240	194
Total interest expense	348	327	226	675	419
Net interest income	981	977	979	1,958	1,923
Provision for credit losses	74	62	64	136	125
Net interest income after provision for credit losses	907	915	915	1,822	1,798
Noninterest income
Trust and investment services income	122	115	128	237	261
Investment banking and debt placement fees	163	110	155	273	298
Service charges on deposit accounts	83	82	91	165	180
Operating lease income and other leasing gains	44	37	(6)	81	26
Corporate services income	53	55	61	108	123
Cards and payments income	73	66	71	139	133
Corporate-owned life insurance income	33	32	32	65	64
Consumer mortgage income	10	8	7	18	14
Mortgage servicing fees	24	21	22	45	42
Other income (a)	17	10	99	27	120
Total noninterest income	622	536	660	1,158	1,261
Noninterest expense
Personnel	589	563	586	1,152	1,180
Net occupancy	73	72	79	145	157
Computer processing	56	54	51	110	103
Business services and professional fees	45	44	51	89	92
Equipment	24	24	26	48	52
Operating lease expense	32	26	30	58	57
Marketing	24	19	26	43	51
FDIC assessment	9	7	21	16	42
Intangible asset amortization	22	22	25	44	54
OREO expense, net	4	3	—	7	2
Other expense	141	129	98	270	209
Total noninterest expense	1,019	963	993	1,982	1,999
Income (loss) from continuing operations before income taxes	510	488	582	998	1,060
Income taxes	87	82	103	169	165
Income (loss) from continuing operations	423	406	479	829	895
Income (loss) from discontinued operations, net of taxes	2	1	3	3	5
Net income (loss)	425	407	482	832	900
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$425	$407	$482	$832	$900

Income (loss) from continuing operations attributable to Key common shareholders	$403	$386	$464	$789	$866
Net income (loss) attributable to Key common shareholders	405	387	467	792	871
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.40	$.38	$.44	$.79	$.82
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.40	.38	.44	.79	.82
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.40	$.38	$.44	$.78	$.81
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.40	.38	.44	.78	.81

Cash dividends declared per common share	$.17	$.17	$.12	$.34	$.225

Weighted-average common shares outstanding (000)	999,163	1,006,717	1,052,652	1,003,047	1,054,378
Effect of common share options and other stock awards	8,801	9,787	13,141	9,318	14,561
Weighted-average common shares and potential common shares outstanding (000) (c)	1,007,964	1,016,504	1,065,793	1,012,365	1,068,939

(a)
For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, and the six months ended June 30, 2019 and June 30, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, and the six months ended June 30, 2019 and June 30, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Second Quarter 2019			First Quarter 2019			Second Quarter 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$47,227	$547	4.65%	$45,998	$532	4.68%	$45,030	$485	4.32%
Real estate — commercial mortgage	13,866	175	5.06	14,325	179	5.07	14,055	172	4.89
Real estate — construction	1,423	20	5.41	1,561	21	5.48	1,789	23	4.97
Commercial lease financing	4,476	41	3.65	4,497	41	3.66	4,550	41	3.61
Total commercial loans	66,992	783	4.69	66,381	773	4.71	65,424	721	4.41
Real estate — residential mortgage	5,790	58	4.03	5,543	56	4.02	5,451	54	3.97
Home equity loans	10,701	135	5.05	10,995	137	5.07	11,601	135	4.67
Consumer direct loans	2,352	43	7.39	1,862	37	8.06	1,768	33	7.54
Credit cards	1,091	31	11.26	1,105	32	11.80	1,080	30	11.21
Consumer indirect loans	3,859	40	4.15	3,763	39	4.13	3,320	35	4.26
Total consumer loans	23,793	307	5.17	23,268	301	5.23	23,220	287	4.97
Total loans	90,785	1,090	4.81	89,649	1,074	4.85	88,644	1,008	4.56
Loans held for sale	1,302	15	4.56	1,121	13	4.74	1,375	16	4.50
Securities available for sale (b), (e)	21,086	135	2.54	20,206	129	2.51	17,443	97	2.13
Held-to-maturity securities (b)	11,058	67	2.41	11,369	68	2.41	12,226	72	2.36
Trading account assets	1,124	9	3.28	957	8	3.36	943	7	3.21
Short-term investments	3,200	17	2.23	2,728	16	2.28	2,015	8	1.76
Other investments (e)	640	4	2.00	654	4	2.69	710	5	3.08
Total earning assets	129,195	1,337	4.14	126,684	1,312	4.17	123,356	1,213	3.92
Allowance for loan and lease losses	(881)			(878)			(875)
Accrued income and other assets	14,321			14,314			13,897
Discontinued assets	1,009			1,066			1,241
Total assets	$143,644			$141,186			$137,619
Liabilities
NOW and money market deposit accounts	$63,071	147.93		$60,773	130.87		$54,749	59.44
Savings deposits	4,781	1.09		4,811	1.08		6,276	5.35
Certificates of deposit ($100,000 or more)	8,147	48	2.37	8,376	47	2.25	7,516	32	1.70
Other time deposits	5,569	27	1.93	5,501	24	1.79	4,949	16	1.22
Total interest-bearing deposits	81,568	223	1.10	79,461	202	1.03	73,490	112.61
Federal funds purchased and securities sold under repurchase agreements	194	—	.20	409	1.89		1,475	5	1.41
Bank notes and other short-term borrowings	842	5	2.46	649	4	2.75	1,116	7	2.27
Long-term debt (f), (g)	13,213	120	3.67	13,160	120	3.67	12,748	102	3.20
Total interest-bearing liabilities	95,817	348	1.46	93,679	327	1.42	88,829	226	1.02
Noninterest-bearing deposits	28,033			28,115			30,513
Accrued expense and other liabilities	2,253			2,622			2,002
Discontinued liabilities (g)	1,009			1,066			1,241
Total liabilities	127,112			125,482			122,585
Equity
Key shareholders’ equity	16,531			15,702			15,032
Noncontrolling interests	1			2			2
Total equity	16,532			15,704			15,034
Total liabilities and equity	$143,644			$141,186			$137,619
Interest rate spread (TE)			2.68%			2.75%			2.90%
Net interest income (TE) and net interest margin (TE)		989	3.06%		985	3.13%		987	3.19%
TE adjustment (b)		8			8			8
Net interest income, GAAP basis		$981			$977			$979

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $141 million, $133 million, and $126 million of assets from commercial credit cards for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Six months ended June 30, 2019			Six months ended June 30, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$46,616	$1,079	4.67%	$43,888	$919	4.22%
Real estate — commercial mortgage	14,094	354	5.07	14,070	337	4.83
Real estate — construction	1,492	41	5.45	1,872	45	4.80
Commercial lease financing	4,486	82	3.66	4,607	82	3.57
Total commercial loans	66,688	1,556	4.70	64,437	1,383	4.32
Real estate — residential mortgage	5,667	114	4.02	5,465	108	3.96
Home equity loans	10,847	272	5.06	11,738	269	4.61
Consumer direct loans	2,109	80	7.68	1,767	66	7.53
Credit cards	1,098	63	11.53	1,080	60	11.27
Consumer indirect loans	3,811	79	4.14	3,303	70	4.28
Total consumer loans	23,532	608	5.20	23,353	573	4.94
Total loans	90,220	2,164	4.83	87,790	1,956	4.49
Loans held for sale	1,212	28	4.64	1,282	28	4.31
Securities available for sale (b), (e)	20,649	264	2.52	17,665	192	2.09
Held-to-maturity securities (b)	11,213	135	2.41	12,134	141	2.33
Trading account assets	1041	17	3.31	925	14	3.11
Short-term investments	2,965	33	2.25	2,032	16	1.64
Other investments (e)	647	8	2.35	716	11	3.02
Total earning assets	127,947	2,649	4.16	122,544	2,358	3.85
Allowance for loan and lease losses	(879)			(875)
Accrued income and other assets	14,317			13,982
Discontinued assets	1,037			1,272
Total assets	$142,422			$136,923
Liabilities
NOW and money market deposit accounts	$61,928	277.90		$54,129	105.39
Savings deposits	4,796	2.08		6,254	10.32
Certificates of deposit ($100,000 or more)	8,261	95	2.31	7,246	59	1.64
Other time deposits	5,535	51	1.86	4,907	29	1.17
Total interest-bearing deposits	80,520	425	1.06	72,536	203.56
Federal funds purchased and securities sold under repurchase agreements	301	1.67		1448	9	1.26
Bank notes and other short-term borrowings	746	9	2.59	1,228	13	2.05
Long-term debt (f), (g)	13,187	240	3.67	12,608	194	3.08
Total interest-bearing liabilities	94,754	675	1.44	87,820	419.96
Noninterest-bearing deposits	28,074			30,747
Accrued expense and other liabilities	2,437			2,121
Discontinued liabilities (g)	1,037			1,272
Total liabilities	126,302			121,960
Equity
Key shareholders’ equity	16,119			14,961
Noncontrolling interests	1			2
Total equity	16,120			14,963
Total liabilities and equity	$142,422			$136,923
Interest rate spread (TE)			2.72%			2.89%
Net interest income (TE) and net interest margin (TE)		1,974	3.10%		1,939	3.17%
TE adjustment (b)		16			16
Net interest income, GAAP basis		$1,958			$1,923

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the six months ended June 30, 2019, and June 30, 2018, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Commercial and industrial average balances include $137 million and $123 million of assets from commercial credit cards for the six months ended June 30, 2019, and June 30, 2018, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Personnel (a)	$589	$563	$586	$1,152	$1,180
Net occupancy	73	72	79	145	157
Computer processing	56	54	51	110	103
Business services and professional fees	45	44	51	89	92
Equipment	24	24	26	48	52
Operating lease expense	32	26	30	58	57
Marketing	24	19	26	43	51
FDIC assessment	9	7	21	16	42
Intangible asset amortization	22	22	25	44	54
OREO expense, net	4	3	—	7	2
Other expense	141	129	98	270	209
Total noninterest expense	$1,019	$963	$993	$1,982	$1,999
Average full-time equivalent employees (b)	17,206	17,554	18,376	17,379	18,458

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Salaries and contract labor	$322	$320	$341	$642	$680
Incentive and stock-based compensation	155	132	147	287	292
Employee benefits	83	93	82	176	187
Severance	29	18	16	47	21
Total personnel expense	$589	$563	$586	$1,152	$1,180

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Loan Composition
(dollars in millions)

				Percent change 6/30/2019 vs
	6/30/2019	3/31/2019	6/30/2018	3/31/2019	6/30/2018
Commercial and industrial (a)	$48,544	$46,474	$44,569	4.5%	8.9%
Commercial real estate:
Commercial mortgage	13,299	14,344	14,162	(7.3)	(6.1)
Construction	1,439	1,420	1,736	1.3	(17.1)
Total commercial real estate loans	14,738	15,764	15,898	(6.5)	(7.3)
Commercial lease financing (b)	4,578	4,507	4,509	1.6	1.5
Total commercial loans	67,860	66,745	64,976	1.7	4.4
Residential — prime loans:
Real estate — residential mortgage	6,053	5,615	5,452	7.8	11.0
Home equity loans	10,575	10,846	11,519	(2.5)	(8.2)
Total residential — prime loans	16,628	16,461	16,971	1.0	(2.0)
Consumer direct loans	2,350	2,165	1,785	8.5	31.7
Credit cards	1,096	1,086	1,094.9		.2
Consumer indirect loans	4,003	3,721	3,396	7.6	17.9
Total consumer loans	24,077	23,433	23,246	2.7	3.6
Total loans (c)	$91,937	$90,178	$88,222	2.0%	4.2%

(a)	Loan balances include $143 million, $133 million, and $126 million of commercial credit card balances at June 30, 2019, March 31, 2019, and June 30, 2018, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $11 million, $12 million, and $16 million at June 30, 2019, March 31, 2019, and June 30, 2018, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)	Total loans exclude loans of $964 million at June 30, 2019, $1.0 billion at March 31, 2019, and $1.2 billion at June 30, 2018, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 6/30/2019 vs
	6/30/2019	3/31/2019	6/30/2018	3/31/2019	6/30/2018
Commercial and industrial	$255	$99	$217	157.6%	17.5%
Real estate — commercial mortgage	1,123	724	1,139	55.1	(1.4)
Commercial lease financing	—	—	4	N/M	N/M
Real estate — residential mortgage	164	71	58	131.0	182.8
Consumer direct loans	248	—	—	N/M	N/M
Total loans held for sale (a)	$1,790	$894	$1,418	100.2%	26.2%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $164 million at June 30, 2019, $71 million at March 31, 2019, and $58 million at June 30, 2018.

Summary of Changes in Loans Held for Sale
(in millions)

	2Q19	1Q19	4Q18	3Q18	2Q18
Balance at beginning of period	$894	$1,227	$1,618	$1,418	$1,667
New originations	3,218	1,676	5,057	2,976	2,665
Transfers from (to) held to maturity, net	42	6	24	4	(4)
Loan sales	(2,358)	(2,017)	(5,448)	(2,491)	(2,909)
Loan draws (payments), net	(6)	2	(24)	(289)	(1)
Balance at end of period (a)	$1,790	$894	$1,227	$1,618	$1,418

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $164 million at June 30, 2019, $71 million at March 31, 2019, $54 million at December 31, 2018, $87 million at September 30, 2018, and $58 million at June 30, 2018.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Average loans outstanding	$90,785	$89,649	$88,644	$90,220	$87,790
Allowance for loan and lease losses at beginning of period	$883	$883	$881	$883	$877
Loans charged off:
Commercial and industrial	30	36	39	66	76

Real estate — commercial mortgage	1	5	2	6	3
Real estate — construction	—	4	—	4	—
Total commercial real estate loans	1	9	2	10	3
Commercial lease financing	16	8	4	24	5
Total commercial loans	47	53	45	100	84
Real estate — residential mortgage	1	1	—	2	1
Home equity loans	6	4	6	10	10
Consumer direct loans	10	10	9	20	17
Credit cards	12	11	12	23	24
Consumer indirect loans	8	8	7	16	15
Total consumer loans	37	34	34	71	67
Total loans charged off	84	87	79	171	151
Recoveries:
Commercial and industrial	6	10	7	16	13

Real estate — commercial mortgage	1	1	1	2	1
Real estate — construction	—	—	—	—	1
Total commercial real estate loans	1	1	1	2	2
Commercial lease financing	2	1	—	3	1
Total commercial loans	9	12	8	21	16
Real estate — residential mortgage	—	1	—	1	—
Home equity loans	2	2	3	4	6
Consumer direct loans	2	1	2	3	4
Credit cards	2	2	2	4	3
Consumer indirect loans	4	5	4	9	8
Total consumer loans	10	11	11	21	21
Total recoveries	19	23	19	42	37
Net loan charge-offs	(65)	(64)	(60)	(129)	(114)
Provision (credit) for loan and lease losses	72	64	66	136	124
Allowance for loan and lease losses at end of period	$890	$883	$887	$890	$887

Liability for credit losses on lending-related commitments at beginning of period	$62	$64	$60	$64	$57
Provision (credit) for losses on lending-related commitments	2	(2)	(2)	—	1
Liability for credit losses on lending-related commitments at end of period (a)	$64	$62	$58	$64	$58

Total allowance for credit losses at end of period	$954	$945	$945	$954	$945

Net loan charge-offs to average total loans	.29%	.29%	.27%	.29%	.26%
Allowance for loan and lease losses to period-end loans	.97	.98	1.01	.97	1.01
Allowance for credit losses to period-end loans	1.04	1.05	1.07	1.04	1.07
Allowance for loan and lease losses to nonperforming loans	158.6	161.1	162.8	158.6	162.8
Allowance for credit losses to nonperforming loans	170.1	172.4	173.4	170.1	173.4

Discontinued operations — education lending business:
Loans charged off	$4	$4	$3	$8	$7
Recoveries	1	1	1	2	3
Net loan charge-offs	$(3)	$(3)	$(2)	$(6)	$(4)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	2Q19	1Q19	4Q18	3Q18	2Q18
Net loan charge-offs	$65	$64	$60	$60	$60
Net loan charge-offs to average total loans	.29%	.29%	.27%	.27%	.27%
Allowance for loan and lease losses	$890	$883	$883	$887	$887
Allowance for credit losses (a)	954	945	946	947	945
Allowance for loan and lease losses to period-end loans	.97%	.98%	.99%	.99%	1.01%
Allowance for credit losses to period-end loans	1.04	1.05	1.06	1.06	1.07
Allowance for loan and lease losses to nonperforming loans (b)	158.6	161.1	162.9	137.5	162.8
Allowance for credit losses to nonperforming loans (b)	170.1	172.4	174.5	146.8	173.4
Nonperforming loans at period end (b)	$561	$548	$542	$645	$545
Nonperforming assets at period end (b)	608	597	577	674	571
Nonperforming loans to period-end portfolio loans (b)	.61%	.61%	.61%	.72%	.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.66	.66	.64	.75	.65

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $518 million, $551 million, $575 million, $606 million, and $629 million of purchased credit impaired loans at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Commercial and industrial	$189	$170	$152	$227	$178

Real estate — commercial mortgage	85	82	81	98	42
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	87	84	83	100	44
Commercial lease financing	7	9	9	10	21
Total commercial loans	283	263	244	337	243
Real estate — residential mortgage	62	64	62	62	55
Home equity loans	191	195	210	221	222
Consumer direct loans	3	3	4	4	4
Credit cards	2	3	2	2	2
Consumer indirect loans	20	20	20	19	19
Total consumer loans	278	285	298	308	302
Total nonperforming loans (a)	561	548	542	645	545
OREO	38	40	35	28	26
Other nonperforming assets	9	9	—	1	—
Total nonperforming assets (a)	$608	$597	$577	$674	$571
Accruing loans past due 90 days or more	74	118	112	87	103
Accruing loans past due 30 through 89 days	299	290	312	368	429
Restructured loans — accruing and nonaccruing (b)	395	365	399	366	347
Restructured loans included in nonperforming loans (b)	228	198	247	211	184
Nonperforming assets from discontinued operations — education lending business	7	7	8	6	6
Nonperforming loans to period-end portfolio loans (a)	.61%	.61%	.61%	.72%	.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.66	.66	.64	.75	.65

(a)
Nonperforming loan balances exclude $518 million, $551 million, $575 million, $606 million, and $629 million of purchased credit impaired loans at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	2Q19	1Q19	4Q18	3Q18	2Q18
Balance at beginning of period	$548	$542	$645	$545	$541
Loans placed on nonaccrual status	189	196	103	263	175
Charge-offs	(84)	(91)	(92)	(81)	(78)
Loans sold	(38)	(18)	(16)	—	(1)
Payments	(23)	(22)	(53)	(57)	(33)
Transfers to OREO	(4)	(8)	(10)	(5)	(5)
Transfers to other nonperforming assets	—	(13)	—	—	—
Loans returned to accrual status	(27)	(38)	(35)	(20)	(54)
Balance at end of period (a)	$561	$548	$542	$645	$545

(a)
Nonperforming loan balances exclude $518 million, $551 million, $575 million, $606 million, and $629 million of purchased credit impaired loans at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

KeyCorp Reports First Quarter 2019 Profit
July 23, 2019

Line of Business Results
(dollars in millions)

						Percentage change 2Q19 vs.
	2Q19	1Q19	4Q18	3Q18	2Q18	1Q19	2Q18
Consumer Bank
Summary of operations
Total revenue (TE)	$825	$805	$829	$809	$810	2.5%	1.9%
Provision for credit losses	40	45	43	32	39	(11.1)	2.6
Noninterest expense	560	548	561	563	569	2.2	(1.6)
Net income (loss) attributable to Key	172	161	172	163	155	6.8	11.0
Average loans and leases	31,881	31,321	31,241	31,172	31,276	1.8	1.9
Average deposits	72,303	71,288	70,426	69,124	68,279	1.4	5.9
Net loan charge-offs	40	34	40	36	39	17.6	2.6
Net loan charge-offs to average total loans	.50%	.44%	.51%	.46%	.50%	N/A	N/A
Nonperforming assets at period end	$366	$365	$364	$380	$371.3		(1.3)
Return on average allocated equity	21.12%	20.38%	20.90%	19.78%	18.88%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$759	$701	$771	$753	$721	8.3%	5.3%
Provision for credit losses	33	16	17	31	25	106.3	32.0
Noninterest expense	381	364	395	379	391	4.7	(2.6)
Net income (loss) attributable to Key	283	257	307	279	256	10.1	10.5
Average loans and leases	57,924	57,292	56,915	56,135	56,175	1.1	3.1
Average loans held for sale	1,168	1,066	2,250	1,042	1,301	9.6	(10.2)
Average deposits	35,961	34,418	35,113	33,603	33,169	4.5	8.4
Net loan charge-offs	23	30	19	26	22	(23.3)	4.5
Net loan charge-offs to average total loans	.16%	.21%	.13%	.18%	.16%	N/A	N/A
Nonperforming assets at period end	$235	$225	$205	$280	$187	4.4	25.7
Return on average allocated equity	24.57%	23.26%	27.10%	24.89%	22.99%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Gain on sale of Key Insurance and Benefits Services	—	—	$78	—	$78
Expenses related to the sale of Key Insurance and Benefits Services	—	—	5	—	5
Net gain on sale of Key Insurance and Benefits Services	—	—	73	—	73

Efficiency initiative expenses	$(50)	$(26)	(22)	$(76)	(22)
Laurel Road acquisition expenses	(2)	—	—	(2)	—
Lease residual loss	—	—	(42)	—	(42)
Total notable items	$(52)	$(26)	$9	$(78)	$9
Income taxes	(12)	(6)	7	(18)	7
Total notable items, after tax	$(40)	$(20)	$2	$(60)	$2